UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2014

Versartis, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36361	26-4106690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

275 Shoreline Drive, Suite 450 Redwood City, California	94065
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 963-8580

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Bonuses

On April 15, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Versartis, Inc. (the “Company”) approved (a) one-time cash bonus payments and (b) grants of restricted stock units (the “RSUs”) for each of the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), as set forth in the table below. The RSUs were granted pursuant to the Company’s 2014 Equity Incentive Plan (the “Plan”).

Named Executive Officer	Title	Cash Bonus	RSUs
Jeff Cleland	Chief Executive Officer	$200,000.00	10,000	(1)

Joshua Brumm	Chief Financial Officer	$150,000.00	10,000	(1)

Paul Westberg	Senior Vice President, Business Development	$150,000.00	10,000	(1)

(1)	The shares underlying this award shall vest as follows: 33.33%, 33.33% and 33.34% of the shares subject to the award vest on each of the first, second and third anniversaries of the vesting commencement date, respectively, subject to the officer’s continuous service on each applicable vesting date. The vesting commencement date for the awards is the date of grant.

Approval of Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement

The Compensation Committee approved a form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement for RSUs issued under the Plan, including the RSUs described above. The form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement approved by the Compensation Committee is filed as Exhibit 10.1 to this Form 8-K.

Exhibit Number	Exhibit Description

10.1	Form of 2014 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Versartis, Inc.

Dated: April 17, 2014
	By:	/s/ Joshua T. Brumm
Joshua T. Brumm
Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Description

10.1	Form of 2014 Equity Incentive Plan Restricted Stock Unit Grant Notice and Restricted Stock Unit Award Agreement